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                   [Willkie Farr & Gallagher LLP Letterhead]

                                                                      Exhibit 12

[  ], 2004



Consulting Group Capital Markets Funds, on behalf of
      Intermediate Fixed Income Investments
      Long-Term Bond Investments
      Mortgage Backed Investments
      Multi-Sector Fixed Income

125 Broad Street
New York, NY 10004

Ladies and Gentlemen:


You have asked us for our opinion concerning certain U.S. federal income tax consequences to (i) Intermediate Fixed Income Investments (the "Acquiring Fund"), a separate series of Consulting Group Capital Markets Funds, a Massachusetts business trust ("CGCM"), (ii) Long-Term Bond Investments ("Long-Term Fund"), a separate series of CGCM, (iii) Mortgage Backed Investments ("Mortgage Backed Fund"), a separate series of CGCM, (iv) Multi-Sector Fixed Income Investments ("Multi-Sector Fund" and together with Long-Term Fund and Mortgage Backed Fund, the "Acquired Funds" and each individually, an "Acquired Fund"), a separate series of CGCM, and (iii) the holders (the "Shareholders") of voting shares of beneficial interest of the various Acquired Funds ("Acquired Fund Shares") when the Shareholders receive voting shares of beneficial interest of the Acquiring Fund ("Acquiring Fund Shares") in exchange for their respective Acquired Fund Shares pursuant to the acquisition by the Acquiring Fund of all of the assets of each of the Acquired Funds in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of each of the Acquired Funds (the "Reorganization"), all pursuant to that certain Plan of Reorganization, dated December 5, 2003, and adopted by the Board of Trustees of CGCM on behalf of the Acquiring Fund and the Acquired Funds (the "Plan"). This opinion is being delivered pursuant to Section D.2.(a)(ii) of the Plan.


We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. In rendering this opinion, we have assumed that such documents as yet unexecuted will, when executed, conform in all material respects to the proposed forms of such documents that we have examined. In addition, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all

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Intermediate Fixed Income Investments
Long-Term Bond Investments
Mortgage Backed Investments
Multi-Sector Fixed Income
[  ], 2004
Page 2

documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Acquiring Fund and the Acquired Funds set forth in the Registration Statement on Form N-14 filed by CGCM with the Securities and Exchange Commission and representations made in letters from the Acquiring Fund and the Acquired Funds addressed to us for our use in rendering this opinion (the "Tax Representation Letters"). We have no reason to believe that these representations and facts are not valid, but we have not attempted to verify independently any of these representations and facts, and this opinion is based upon the assumption that each of them is accurate.

The conclusions expressed herein are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter.

Based upon the foregoing, we are of the opinion that for U.S. federal income tax purposes:

     (a) the transfer to the Acquiring Fund of all of the assets of the Long-Term Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Long-Term Fund, followed by the distribution of such Acquiring Fund Shares to the Shareholders of the Long-Term Fund in exchange for their shares of beneficial interest in the Long-Term Fund in complete liquidation of the Long-Term Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Long-Term Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

     (b) the transfer to the Acquiring Fund of all of the assets of the Mortgage Backed Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Mortgage Backed Fund, followed by the distribution of such Acquiring Fund Shares to the Shareholders of the Mortgage Backed Fund in exchange for their shares of beneficial interest in the Mortgage Backed Fund in complete liquidation of the Mortgage Backed Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Mortgage Backed Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

     (c) the transfer to the Acquiring Fund of all of the assets of the Multi-Sector Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Multi-Sector Fund, followed by the distribution of such Acquiring Fund Shares to the Shareholders of the Multi-Sector Fund in exchange for their shares of beneficial interest in the Multi-Sector Fund in complete liquidation of

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Intermediate Fixed Income Investments
Long-Term Bond Investments
Mortgage Backed Investments
Multi-Sector Fixed Income
[  ], 2004
Page 3

          the Multi-Sector Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Multi-Sector Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

     (d) except for gain or loss regularly attributable to the termination of an Acquired Fund's taxable year, no gain or loss will be recognized by the Acquired Funds upon the transfer of their assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Acquired Funds or upon the distribution of such Acquiring Fund Shares to the Shareholders in exchange for their Acquired Fund Shares;

     (e) except for assets that may be revalued as a consequence of a termination of an Acquired Fund's taxable year, the tax basis of the assets of the Acquired Funds in the hands of the Acquiring Fund will be the same as the tax basis of such assets of the respective Acquired Fund immediately prior to the Reorganization;

     (f) except for assets that may be revalued as a consequence of a termination of an Acquired Fund's taxable year, the holding period of the assets of the Acquired Funds in the hands of the Acquiring Fund will include the period during which such assets were held by the respective Acquired Fund;

     (g) no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Funds solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the stated liabilities of the Acquired Funds;

     (h) no gain or loss will be recognized by a Shareholder upon the receipt of Acquiring Fund Shares solely in exchange for such Shareholder's Acquired Fund Shares pursuant to the Reorganization;

     (i) the aggregate tax basis of the Acquiring Fund Shares received by a Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund Shares exchanged therefor by such Shareholder; and

     (j) the holding period of the Acquiring Fund Shares received by a Shareholder pursuant to the Reorganization will include the holding period during which the Acquired Fund Shares exchanged therefor were held by such Shareholder, provided that at the time of the exchange, the Acquired Fund Shares were held as capital assets in the hands of such Shareholder.

Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Plan, the Tax Representation Letters and in the various other documents related thereto. Our opinion may not be relied upon if any of such

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Intermediate Fixed Income Investments
Long-Term Bond Investments
Mortgage Backed Investments
Multi-Sector Fixed Income
[  ], 2004
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certifications, representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

Sincerely yours,